EXHIBIT 10.26

AMENDMENT NO. 1

TO

FINANCING AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is entered into as of March 31, 2006, by and among RAFAELLA APPAREL GROUP, INC., a Delaware corporation (“Borrower”), VERRAZANO, INC., a New York corporation (“Verrazano)”, HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC”) and the other financial institutions which are now or which hereafter become a party hereto (each a “Lender” and collectively, the “Lenders”) and HSBC, as agent for the Lenders (in such capacity, the “Agent”).

BACKGROUND

Borrower, Verrazano, Agent and Lenders are parties to a Financing Agreement dated June 20, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

Borrower has requested that Agent and Lenders amend certain reporting requirements contained in the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement

2.             Amendment to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a)           Section 9.7 of the Loan Agreement is hereby amended by amending and restating the first sentence thereof in its entirety to provide as follows:

“Furnish Agent and Lenders within one hundred twenty (120) days after the end of each fiscal year of Loan Parties annual information that would be required to be contained in a filing with the SEC on Form 10-K if Borrower was required to file such form, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of the Loan Parties on a Consolidated Basis (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in

Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of Borrower and its Restricted Subsidiaries (as that term is defined in the Senior Note Indenture) separate from the financial condition and results of operations of the Unrestricted Subsidiaries (as that term is defined in the Senior Note Indenture) of the Borrower, if any), audited by an independent public accounting firm selected by Loan Parties and satisfactory to Agent (the “Accountants”).

(b)           Section 9.8 of the Loan Agreement is hereby amended by amending and restating the first two sentences thereof in their entirety to provide as follows:

“Furnish to Agent and Lenders within one hundred twenty (120) days after the end of the second fiscal quarter of Loan Parties quarterly information that would be required to be contained in a filing with the SEC on Form 10-Q if Borrower were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Loan Parties on a Consolidated Basis (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of Borrower and its Restricted Subsidiaries (as that term is defined in the Senior Note Indenture) separate from the financial condition and results of operations of the Unrestricted Subsidiaries (as that term is defined in the Senior Note Indenture) of the Borrower, if any), reviewed by the Accountants.  In addition to the financial information provided above, Borrower will provide a balance sheet, statement of income and equityholders’ equity and statement of cash flow setting forth a comparison of the figures for (x) the current year-to-date with the figures for (y) the same year-to-date period of the immediately preceding fiscal year, and (z) the projections for such year-to-date period delivered pursuant to Section 5.5(b) or Section 9.12, is applicable.”

3.             Conditions of Effectiveness.  This Amendment shall become effective upon satisfaction of the following conditions precedent:  Agent shall have received four (4) copies of this Amendment executed by Borrower, Verrazano, Agent and Lenders.

4.             Representations and Warranties.  Borrower and Verrazano each hereby represents and warrants as follows:

(a)           This Amendment and the Loan Agreement, as amended hereby, constitute its legal, valid and binding obligations and are enforceable against it in accordance with their respective terms.

(b)           Upon the effectiveness of this Amendment, it hereby reaffirms, in all material respects, all representations, warranties and covenants made in the Loan Agreement on and as of the date hereof except:  (i) to the extent such representation, warranties or covenants are limited by their terms to a specific date in which case they shall be true and correct in all material respects as of such date or (ii) for changes in the nature of its business or operations that may occur after the Closing Date in the ordinary course of business so long as Agent has consented to such changes or such changes are not in violation of any provision of the Loan Agreement or any Other Document.

(c)           No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d)           It does not have any defense, counterclaim or offset with respect to the Loan Agreement.

5.             Effect on the Loan Agreement.

(a)           Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)           Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6.             Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.             Counterparts; Facsimile.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

RAFAELLA APPAREL GROUP, as a Borrower

By:	/s/ Chad J. Spooner
Name: Chad J. Spooner
Title: CFO

VERRAZANO, INC., as Guarantor

By: :	/s/ Chad J. Spooner
Name: Chad J. Spooner
Title: Vice President

HSBC BANK USA, N.A., as Agent and a Lender

By:	/s/ Lisa Augustus
Name: Lisa Augustus
Title: Vice President

ISRAEL DISCOUNT BANK OF NEW YORK, as
a Lender

By:	/s/ Matilde Reyes
Name: Matilde Reyes
Title: First Vice President

By:	/s/ Dina Tourloukis
Name: Dina Tourloukis
Title: Assistant Vice President